July 10, 2001


Global TeleSystems Europe Holdings B.V.
Avioport
Evert van de Beekstraat 314
1118 CX Schiphol Airpot
Netherlands
Attn: General Counsel
Facsimile No.: +44 (0)20 7655 5437

          Re:  Purchaser designation and stock exercise notice


Ladies and Gentlemen:

     Reference is made to that certain Stock Option Agreement, dated as of May 11, 2001 (the "Option Agreement"), among Cavendish Nominees Limited ("Cavendish"), and First NIS Regional Fund SICAV ("NIS Fund", together with Cavendish, "Barings"), and Global TeleSystems Europe Holdings B.V. Unless otherwise indicated herein, capitalized terms used in this letter have the meanings ascribed thereto in the Option Agreement.

     In accordance with Sections 3(c) and 7(j) of the Option Agreement, please be advised that (i) Cavendish and NIS Fund designate Golden Telecom, Inc. ("GTI") as the purchaser of 181,818 of the Option Shares and (ii) the closing of the purchase of the 181,818 Option Shares by GTI will take place on July 24, 2001 at 10:00 a.m., local time, at the New York offices of Chadbourne & Parke LLP located at 30, Rockefeller Plaza, New York, NY 10022.


                                        Very truly yours,

                                        CAVENDISH NOMINEES LIMITED

                                        By:    /s/ Mr. P. L. Gillson
                                               --------------------------
                                        Name:  Mr. P. L. Gillson
                                               --------------------------
                                        Title: Director
                                               --------------------------

                                        FIRST NIS REGIONAL FUND SICAV

                                        By:    /s/Michael Calvey
                                               --------------------------
                                        Name:  Michael Calvey
                                               --------------------------
                                        Title: Authorized Signatory
                                               --------------------------


                                        By:    /s/ Wilson Paul Roberts
                                               --------------------------
                                        Name:  Wilson Paul Roberts
                                               --------------------------
                                        Title: Authorized Signatory
                                               --------------------------



cc:  Shearman & Sterling
     9 Appold Street
     London EC2A 2AP
     United Kingdom
     Attention: Alberto Luzarraga
     Facsimile No.: +44 (0)20 7655 5500